AMENDMENT
TO
PARTICIPATION AGREEMENT

Amendment dated as of May 1, 2011 to the Participation Agreement (the “Agreement”), dated as of November 1, 2008, between WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO (“Insurer”)); TRANSAMERICA CAPITAL, INC. (“Contracts Distributor”); ALLIANCEBERNSTEIN L.P. (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENTS, INC. (“Distributor”).

WHEREAS, the Insurer, Contracts Distributor, Adviser and Distributor have entered into a Participation Agreement dated as of November 1, 2008 (the “Agreement”) and

WHEREAS, the Insurer, Contracts Distributor, Adviser and Distributor desire to amend the Agreement as follows:

1.	A new Section 20 is hereby added to the Agreement.

Section 20.  Confidential Information

Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party(ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers.  No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information.  Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement.  Each party further agrees to provide the owner with a copy of its plan, if any, to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with the laws and regulations of the Commonwealth of Massachusetts relating to personal information security and with all other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section on Confidential Information will survive any expiration or termination of the Agreement.

2. A new Section 21 is hereby added to the Agreement as follows:

Section 21.  Summary Prospectus

Should the Fund and the Insurer desire to distribute the prospectuses of the funds within the Fund pursuant to Rule 498 of the Securities Act of 1933 (“Rule 498), the roles and responsibilities for complying with Rule 498 and other applicable laws are set forth as follows.

21.1  For purposes of this Section 21, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

21.2  The Fund and/or the Adviser/Distributor shall provide the Insurer with copies of the Summary Prospectuses in the same manner and at the same times as the Agreement requires that the Fund provide the Insurer with Statutory Prospectuses.  If the Fund makes any changes to the Summary Prospectus by way of a filing pursuant to Rule 497 under the Securities Act of 1933, the Fund shall, instead of providing the Insurer with a revised Summary Prospectus, provide the Insurer with a supplement setting forth the changes in the Rule 497 filing.

21.3  The Fund and/or the Adviser/Distributor shall be responsible for compliance with Rule 498(e).

21.4  The Fund and Adviser/Distributor each represent and warrant that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its series.  The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

21.5  The Fund and Adviser/Distributor each agree that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund and series’ documents required to be posted in compliance with Rule 498.  The Fund shall immediately notify the Insurer’s senior counsel of any material interruptions in availability of this web page. Such Landing Page will contain only insurance product funds.

21.6  The Fund and Adviser/Distributor represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving contract owner requests for additional Fund documents made directly to the Fund, Adviser/Distributor or one of their affiliates.  The Fund and Adviser/Distributor further represent and warrant that any information obtained about contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

21.7  The Insurer represents and warrants that it will respond to requests for additional fund documents made by contract owners directly to the Insurer or one of its affiliates.

21.8  The Insurer represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.
21.9  If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund and Adviser/Distributor will provide the Insurer with at least 60 days’ advance notice of its intent.

21.10  The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Section 21 as applicable.

21.11  The parties agree that the Insurer is not required to distribute Summary Prospectuses to its contract owners, but rather that the use of the Summary Prospectus will be at the discretion of the Insurer.  The Insurer agrees that it will give Adviser/Distributor and the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA U August 4, 2003	33 Act File No. 333-108525 40 Act File No. 811-21427 WRL Freedom Premier® III Variable Annuity	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
Separate Account VA V December 17, 2003	33 Act File No. 333-112089 40 Act File No. 811-21491 Flexible Premium Variable Annuity – F, under the marketing name “WRL Freedom Multiple”	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
Separate Account VA AA May 30, 2007	33 Act File No. 333-145461 40 Act File No. 811-22113 Flexible Premium Variable Annuity – M, under the marketing name “WRL Freedom Advisor”	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
WRL Series Life Account July 16, 1985
40 Act File No.811-4420
(For all Contracts)

33 Act File No. 333-157211
WRL Associate Freedom
Elite Builder

33 Act File No. 333-135005
WRL ForLife

33 Act File No. 333-110315
WRL Freedom Elite Builder II

33 Act File No. 333-58322
WRL Freedom Elite Builder

33 Act File No. 333-107705
WRL Xcelerator

33 Act File No. 333-152446
WRL Xcelerator Focus and Exec

33 Act File No. 33-69138
WRL Freedom Wealth Protector

33 Act File No. 333-23359
WRL Financial Freedom Builder

33 Act File No. 33-31140
WRL Freedom Equity Protector

33 Act File No. 333-62397
WRL Freedom Elite

• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
WRL Series Life Account G January 20, 2002	40 Act File No. 811-21929 (For all Contracts) 33 Act File No. 333-149386 WRL Asset Advisor 33 Act File No. 333-149387 WRL Evolution	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2011

(Signatures on following page)

WESTERN RESERVE LIFE                                                                                      ALLIANCEBERNSTEIN L.P.
ASSURANCE CO. OF OHIO

By:/s/ Arthur D. Woods                                                                                           By:/s/ Emilie D. Wrapp
Name:           Arthur D. Woods                                                                 Name:  Emilie D. Wrapp

Title:           Vice President                                           Title:     Assistant Secretary

TRANSAMERICA CAPITAL, INC.                                                                ALLIANCEBERNSTEIN INVESTMENTS, INC,

By:/s/ Brenda L. Smith                                                                                         By:/s/ Daniel A. Notto

Name:           Brenda L. Smith                                                              Name: Daniel A. Notto
                                                                                                                          Assistant Secretary